Exhibit 99.1

Stone Tan China Acquisition Corp. to Form Three Entities in the Non-Bank Financial Services Industry

•              First foreign controlled entity to be granted majority ownership of three licenses in a highly desirable regulated industry

•              Transaction creates Credit Guaranty, Financial Leasing and Small Sum Loan companies focused on the fast growing Chinese SME market

•              Partnership with Chongqing Yufu Assets Operation and Management Co., Ltd., a $6 billion asset management firm focused on the financial services industry

NEW YORK, August 6, 2009 – Stone Tan China Acquisition Corp. (“Stone Tan” or the “Company”) (OTCBB: STTA), announced today that it will be seeking stockholder approval to fund up to three separate newly-formed entities established under the laws of the People’s Republic of China (“PRC”) to operate in the non-bank financial services industry targeting the needs of small and medium sized enterprises (“SMEs”). Stone Tan China (Hong Kong) Company Limited, a wholly-owned subsidiary of Stone Tan, entered into agreements with Chongqing State-Owned Assets Supervision and Administration Commission, a department of the Chongqing government (“Chongqing SASAC”) and its subsidiary, Chongqing Yufu Assets Operation and Management Co., Ltd. (“Yufu”), a $6 billion asset management firm formed by the Chongqing government in 2004, and having an established track record in the Chinese financial services industry.  The Company was granted licenses for a credit guaranty company, a financial leasing company and a small sum loan company.  Pursuant to such licenses, Stone Tan intends to make the following investments: $85 million for an approximately 85% interest in Chongqing Stone Tan Credit Guarantee Company (“CGC”); $60 million for a 95% interest in Chongqing Stone Tan Financial Leasing Co., Ltd. (“FLC”); and $60 million for a 100% interest in Chongqing Stone Tan Small Business Loans Company (we refer to CGC, FLC and SLC collectively as the “PRC Entities”). The Company’s minority joint venture partner in both CGC and FLC will be Yufu.  All necessary PRC approvals for the transaction have been received or are expected shortly and the transaction should be completed by October 15, 2009, pending approval by Stone Tan’s stockholders, the availability of sufficient funds and satisfaction of certain closing conditions, including the amendment of Stone Tan’s charter to remove certain provisions customarily contained in the charters of special purpose acquisition companies, in order to permit the acquisition.

If the proposals required to complete the acquisition are approved and a minimum of $85 million of trust account and private placement funds are available, Stone Tan will use all of such funds to acquire its interest in CGC upon the initial closing. If at least $145 million of funds are available by the initial closing deadline, the Company will acquire its interests in both CGC and FLC. If at least $205 million of funds are available by the initial closing deadline, Stone Tan will also acquire SSL. In the event the initial closing of the transaction involves the purchase of interests in less than all three of the entities, Stone Tan will continue its efforts to seek financing to enable the Company to complete the remaining acquisitions within the time frames provided for in the applicable agreements; however, it is possible that if the requisite funding is not available on acceptable terms, Stone Tan’s operations may be limited to only one (i.e. CGC) or perhaps two (i.e. CGC and FLC) of the PRC Entities

“We believe this represents a compelling and unique opportunity for investors. We believe Stone Tan is the first foreign entity to be granted majority ownership of three licenses in a highly desirable regulated industry.  We look forward to building a world class Chinese financial services company in partnership with Yufu and our shareholders.” said Richard Tan, Chief Executive Officer of Stone Tan. Roger Stone, the Company’s non-executive Chairman commented, “China’s SMEs account for more than 56% of China’s total GDP but have historically had very limited access to capital.  We think we will have vast opportunities to assist fast growing middle market companies with their capital needs while at the same time providing our stockholders with very attractive returns.”

Stone Tan will also seek approval from its warrant holders to enable the warrants to become exercisable upon the initial closing, to amend the strike price of the Company’s warrants to $9.40 per share and extend the term of the warrants to October 15, 2013.

About Stone Tan China Acquisition Corp.

Stone Tan is a public blank check company organized as a corporation under the laws of the State of Delaware on January 24, 2007. It was formed to effect a business combination with an unidentified operating business having its operations in the PRC. In October 2007, it consummated its IPO from which it derived gross proceeds of $264 million, including proceeds from the exercise of the underwriters’ over-allotment option. $260 million of the net proceeds of the IPO and a private placement completed prior to the IPO were deposited in a trust account and such funds and a portion of the interest earned thereon will be released only upon the consummation of the business combination or to holders of Stone Tan’s common stock in connection with its liquidation and dissolution. Other than its IPO and the pursuit of a business combination, Stone Tan has not engaged in any business to date.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Stone Tan’s actual results may differ from its expectations, estimates and projections and, consequently, you should not rely on these forward looking statements as predictions of future events. Words such as “expect,” “estimate,” “project,” “budget,” “forecast,” “anticipate,” “intend,” “plan,” “may,” “will,” “could,” “should,” “believes,” “predicts,” “potential,” “continue,” and similar expressions are intended to identify such forward-looking statements. These forward-looking statements include, without limitation, Stone Tan’s expectations with respect to future performance, its ability to consummate the acquisition of interests in all three of the PRC Entities, anticipated financial impacts of the acquisition, approval of the acquisition by stockholders and the satisfaction of the closing conditions to the acquisition.

These forward-looking statements involve significant risks and uncertainties that could cause the actual results to differ materially from the expected results. Most of these factors are outside our control and difficult to predict. Factors that may cause such differences include, but are not limited to, the possibility that the expected growth will not be realized, or will not be realized within the expected time period, due to, among other things, (i) general economic conditions in the PRC; (ii) legislative and regulatory changes affecting the PRC Entities, (iii) ability to retain qualified management and key personnel, (iv) delays, complications and problems in starting a new business venture, (v) liquidity issues, and (vi) defaults on loans and other financial accommodations provided by the PRC Entities. Stone Tan cautions that the foregoing list of factors is not exclusive. Additional information concerning these and other risk factors is contained in Stone Tan’s most recent filings with the SEC. All subsequent written and oral forward-looking statements concerning Stone Tan and the PRC Entities, the acquisition, the related transactions or other matters and attributable to Stone Tan or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. Stone Tan cautions readers not to place undue reliance upon any forward-looking statements, which speak only as of the date made. Stone Tan does not undertake or accept any obligation or undertaking to release publicly any updates or revisions to any forward-looking statement to reflect any change in their expectations or any change in events, conditions or circumstances on which any such statement is based.

Additional Information

Stone Tan expects to file a preliminary proxy statement concerning the proposed transaction, which will be subject to review by the SEC. Stone Tan stockholders and warrant holders and other interested persons are urged to read the proxy statement and other relevant materials when they become available as they will contain important information about Stone Tan, the PRC Entities and the proposed transaction. Such persons can also read Stone Tan’s final prospectus dated October 15, 2007 and other SEC filings for a description of the security holdings of the Stone Tan officers and directors and their respective interests in the successful consummation of the proposed transaction. The definitive proxy statement will be mailed to stockholders and warrant holders as of a record date to be established for voting on the proposed transaction. Stone Tan’s stockholders and warrant holders will be able to obtain a free copy of Stone Tan’s filings at the Securities and Exchange Commission’s internet site (http://www.sec.gov). Copies of such filings can also be obtained, without charge, by directing a request to Stone Tan China Acquisition Corp., Suite 1A, 11th Floor, Tower 1, China Hong Kong City, 33 Canton Road. Kowloon, Hong Kong.

Participation in Solicitation

Stone Tan and its directors, executive officers, and advisors may be deemed to be participants in the solicitation of proxies from the holders of Stone Tan securities in respect of the proposed transaction. Investors may obtain additional information regarding the interest of such participants by reading the proxy statement relating to the proposed transaction when it becomes available and Stone Tan’s Annual Reports on Form 10-K as filed with the SEC, and Stone Tan’s Quarterly Reports on Form 10-Q as filed with the SEC, and any other Stone Tan filing with the SEC.

Disclaimer

This press release is not a proxy statement or solicitation of a proxy, consent or authorization with respect to any securities or in respect of the proposed transaction and shall not constitute an offer to sell or a solicitation of an offer to buy the securities of Stone Tan, nor shall there be any sale of any such securities in any state or jurisdiction in which such offer, solicitation, or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

Contact:

Stone Tan China Acquisition Corp.

Suite 1A, 11th Floor, Tower 1, China Hong Kong City, 33 Canton Road, Hong Kong

Mr. James Huang

Telephone No. 858 531-1591